Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our report dated January 24, 2003 relating to the December 31, 2002 financial statements of QCR Holdings, Inc. and to the reference to our Firm under the caption "Experts" contained therein.


/s/ McGladrey & Pullen, LLP
---------------------------


Davenport, Iowa
March 26, 2003


                                       1